NOTE AND SECURITY AGREEMENT
                           ---------------------------

Principal amount:  $250,000 USD

Date:   February 7, 2007

FOR VALUE RECEIVED, the undersigned hereby promises to pay to FireStop USA, LLC ["Firestop"] the sum of TWO HUNDRED FIFTY THOUSAND U. S. Dollars ($250,000), with no interest thereon if repaid when due. Said sum shall be paid in the following manner: $250,000 USD to be repaid in its entirety six months from the date hereof, unless such date is extended by Firestop. If this Note is not repaid when due, in addition to the pledged assets as described below, FireStop will be entitled to interest that is accrued against the outstanding principal on a daily basis at the annual simple rate of 15% from the date above until the loan is paid off by Megola.

The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound until this note shall be fully paid and waive demand, presentment and protest and all notices hereto and further agree to remain bound notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder or exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change in terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgement of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State of Wisconsin. Exclusive jurisdiction and venue for all actions arising out of, or relating to, this Note and Security Agreement shall be in Kenosha County, Wisconsin. If Megola, Inc. defaults under any term or provision of this Note and Security Agreement, Megola, Inc. agrees to pay the reasonable attorneys fees and court costs incurred by FireStop in enforcing its rights under this Note and Security Agreement.

PLEDGE AND SECURITY AGREEMENT. As security for the performance in full of the obligations of Megola under this Note, Megola hereby pledges to FireStop, and creates in favor of FireStop, a first priority security interest in all of the rights, title and interest in and to U.S. Manufacturing Rights under the Agreement attached hereto as Exhibit A. Megola, Inc. agrees to sign any financing statements or other documents necessary or appropriate to perfect the lien rights granted herein, and authorizes FireStop to file a UCC-1 Financing Statement in Nevada and in Ontario. Megola, Inc. shall sign any documents necessary or appropriate to reflect the perfection of the security interests within seven (7) days following written request by FireStop.



Megola, Inc.


By:_____________________
   Joel Gardner, President